   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2003



                                                     REGISTRATION NO. 333-107296

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            RELIANT RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                        DELAWARE                                                76-0655566
    (State or Other Jurisdiction of Incorporation or             (I.R.S. Employer Identification Number)
                     Organization)


                                1000 MAIN STREET

                              HOUSTON, TEXAS 77002
                                 (713) 497-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                MICHAEL L. JINES
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY

                                1000 MAIN STREET

                              HOUSTON, TEXAS 77002
                                 (713) 497-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPIES TO:

                    MICHAEL P. ROGAN                                        RICHARD B. AFTANAS
                   C. KEVIN BARNETTE                             SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                            FOUR TIMES SQUARE
               1440 NEW YORK AVENUE, N.W.                                NEW YORK, NEW YORK 10036
                 WASHINGTON, D.C. 20005                                       (212) 735-3000
                     (202) 371-7000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
   SECURITIES TO BE REGISTERED      REGISTERED(1)(2)(3)(4)      PER UNIT(1)(5)      PRICE(1)(2)(3)(4)(6)   REGISTRATION FEE(7)(8)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Guarantees of
  Debt Securities, Preferred
  Stock, Common Stock, Warrants...      $3,500,000,000               100%              $3,500,000,000             $283,150
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.
(2) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $3,500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $3,500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any other securities issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) There is being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.
(4) Each share of common stock includes one associated preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. The registration fee for these securities is included in the fee for the common stock.
(5) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(6) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(7) Guarantees of debt securities issued by certain of the registrants may be issued by certain of the other registrants. Pursuant to Rule 457(n), no additional or separate registration fees are payable in respect of the guarantees.


(8) The registration fee was paid upon the initial filing of this registration statement.



    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS



                                                                  PRIMARY STANDARD
                                                   STATE OF          INDUSTRIAL
                                               INCORPORATION OR    CLASSIFICATION       I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT*                    FORMATION         CODE NUMBER      IDENTIFICATION NUMBER
------------------------------                 ----------------   ----------------   ---------------------
GuideStreet, Inc. ...........................    Delaware               4911             76-0634346
Insync Internet Services, Incorporated.......      Texas                4911             76-0485154
Orion Power Holdings, Inc. ..................    Delaware               4911             58-2087649
Reeves County Land Associates, LLC...........    Delaware               4911             74-3051418
Reliant Energy Arrow Canyon, LLC.............    Delaware               4911             76-0663722
Reliant Energy Atlantic, LLC.................    Delaware               4911             76-0655914
Reliant Energy Aurora Development, LLC.......    Delaware               4911             76-0639813
Reliant Energy Aurora Holding, LLC...........    Delaware               4911             51-0397864
Reliant Energy Aurora I, LP..................    Delaware               4911             76-0639815
Reliant Energy Aurora II, LP.................    Delaware               4911             76-0639816
Reliant Energy Aurora, LP....................    Delaware               4911             76-0641100
Reliant Energy Bighorn, LLC..................    Delaware               4911             76-0664188
Reliant Energy Broadband, Inc. ..............    Delaware               4911             76-0655569
Reliant Energy California Holdings, LLC......    Delaware               4911             76-0566778
Reliant Energy CapTrades Holding Corp........    Delaware               4911             51-0389078
Reliant Energy Choctaw County, LLC...........   Mississippi             4911             76-0659578
Reliant Energy Communications, Inc. .........    Delaware               4911             76-0616444
Reliant Energy Construction, LLC.............    Delaware               4911             76-0678301
Reliant Energy Coolwater, Inc. ..............    Delaware               4911             76-0555457
Reliant Energy Customer Care Services, LLC...    Delaware               4911             76-0662575
Reliant Energy Corporate Services, LLC.......    Delaware               4911             56-2368220
Reliant Energy Deer Park, Inc. ..............    Delaware               4911             76-0439514
Reliant Energy Desert Basin, LLC.............    Delaware               4911             76-0607158
Reliant Energy Development Services, Inc. ...    Delaware               4911             76-0621758
Reliant Energy Electric Solutions, LLC.......    Delaware               4911             69-0007344
Reliant Energy Ellwood, Inc. ................    Delaware               4911             76-0555453
Reliant Energy Equipment Company, LLC........     Nevada                4911             75-3081595
Reliant Energy Erie West, LLC................    Delaware               4911             76-0656062
Reliant Energy Etiwanda, Inc. ...............    Delaware               4911             76-0555456
Reliant Energy Europe Trading & Marketing,
  Inc. ......................................    Delaware               4911             76-0618977
Reliant Energy Florida Holdings, LLC.........    Delaware               4911             76-0619311
Reliant Energy Funding, LLC..................    Delaware               4911             42-1582985
Reliant Energy Gas Storage, LLC..............    Delaware               4911             76-0697568
Reliant Energy Gilbert, LLC..................    Delaware               4911             52-2182202
Reliant Energy Hunterstown, LLC..............    Delaware               4911             76-0656061
Reliant Energy Indian River, LLC.............    Delaware               4911             74-2931711
Reliant Energy Key/Con Fuels, LLC............    Delaware               4911             76-0664189
Reliant Energy Mandalay, Inc. ...............    Delaware               4911             76-0555455
Reliant Energy Mid-Atlantic Development,
  Inc. ......................................    Delaware               4911             76-0642335
Reliant Energy Net Ventures, Inc. ...........    Delaware               4911             76-0651994
Reliant Energy New Smyrna Beach, LLC.........    Delaware               4911             76-0691394
Reliant Energy Northeast Generation, Inc. ...    Delaware               4911             76-0639817

                                                                  PRIMARY STANDARD
                                                   STATE OF          INDUSTRIAL
                                               INCORPORATION OR    CLASSIFICATION       I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT*                    FORMATION         CODE NUMBER      IDENTIFICATION NUMBER
------------------------------                 ----------------   ----------------   ---------------------
Reliant Energy Northeast Holdings, Inc. .....    Delaware               4911             51-0399148
Reliant Energy Ormond Beach, Inc. ...........    Delaware               4911             76-0573510
Reliant Energy Osceola, LLC..................    Delaware               4911             76-0616342
Reliant Energy Partsco, LLC,.................    Delaware               4911             46-0471966
Reliant Energy Portland, LLC.................    Delaware               4911             76-0656060
Reliant Energy Power Generation, Inc. .......    Delaware               4911             76-0530625
Reliant Energy Power Operations I, Inc. .....    Delaware               4911             76-0621756
Reliant Energy Power Operations II, Inc. ....    Delaware               4911             76-0646051
Reliant Energy Renewables Atascocita GP,
  LLC........................................    Delaware               4911             76-0643760
Reliant Energy Renewables Atascocita, LP.....    Delaware               4911             76-0643759
Reliant Energy Renewables Baytown GP, LLC....    Delaware               4911             76-0681221
Reliant Energy Renewables Baytown, LP........    Delaware               4911             76-0681222
Reliant Energy Renewables Blue Bonnet GP,
  LLC,.......................................    Delaware               4911             76-0652018
Reliant Energy Renewables Blue Bonnet, LP....    Delaware               4911             76-0652524
Reliant Energy Renewables Coastal Plains GP,
  LLC........................................    Delaware               4911             76-0643758
Reliant Energy Renewables Coastal Plains,
  LP.........................................    Delaware               4911             76-0643757
Reliant Energy Renewables Conroe GP, LLC.....    Delaware               4911             76-0652460
Reliant Energy Renewables Conroe, LP.........    Delaware               4911             76-0652527
Reliant Energy Renewables Fort Worth GP,
  LLC........................................    Delaware               4911             76-0694543
Reliant Energy Renewables Fort Worth, LP.....    Delaware               4911             76-0694541
Reliant Energy Renewables Holdings II, LLC...    Delaware               4911             47-0891628
Reliant Energy Renewables Security GP, LLC...    Delaware               4911             76-0643756
Reliant Energy Renewables Security, LP.......    Delaware               4911             76-0643755
Reliant Energy Renewables, Inc. .............    Delaware               4911             76-0643486
Reliant Energy Retail Holdings, LLC..........    Delaware               4911             76-0655580
Reliant Energy Retail Services, LLC..........    Delaware               4911             76-0655567
Reliant Energy Sabine (Delaware), Inc. ......    Delaware               4911             52-2067701
Reliant Energy Sabine (Texas), Inc. .........    Delaware               4911             76-0555452
Reliant Energy Services Desert Basin, LLC....    Delaware               4911             76-0625991
Reliant Energy Services International,
  Inc. ......................................    Delaware               4911             76-0586841
Reliant Energy Services Mid-Stream, LLC......    Delaware               4911             76-0637432
Reliant Energy Services New Mexico, LLC......    Delaware               4911             76-0637228
Reliant Energy Services, Inc. ...............    Delaware               4911             72-1183055
Reliant Energy Seward, LLC...................    Delaware               4911             76-0656057
Reliant Energy Shelby County II, LP..........    Delaware               4911             76-0635117
Reliant Energy Shelby County, LP.............    Delaware               4911             76-0625976
Reliant Energy Shelby Development Corp.......    Delaware               4911             76-0625972
Reliant Energy Shelby Holding Corp...........    Delaware               4911             51-0394701
Reliant Energy Shelby I, LP..................    Delaware               4911             76-0625973
Reliant Energy Shelby II, LP,................    Delaware               4911             76-0625974
Reliant Energy Signal Peak, LLC..............    Delaware               4911             52-2317083
Reliant Energy Solutions, LLC,...............    Delaware               4911             76-0676968
Reliant Energy Solutions California, Inc. ...    Delaware               4911             76-0674923

                                                                  PRIMARY STANDARD
                                                   STATE OF          INDUSTRIAL
                                               INCORPORATION OR    CLASSIFICATION       I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT*                    FORMATION         CODE NUMBER      IDENTIFICATION NUMBER
------------------------------                 ----------------   ----------------   ---------------------
Reliant Energy Solutions East, LLC...........    Delaware               4911             46-0471978
Reliant Energy Solutions Holdings, LLC.......    Delaware               4911             46-0471983
Reliant Energy Solutions West, LLC,..........    Delaware               4911             01-0748333
Reliant Energy Titus, LLC....................    Delaware               4911             76-0656054
Reliant Energy Trading Exchange, Inc. .......    Delaware               4911             76-0642320
Reliant Energy Ventures, Inc. ...............    Delaware               4911             76-0387091
Reliant Energy Wholesale Service Company.....    Delaware               4911             76-0626673
Reliant Energy Winter Haven, LLC.............    Delaware               4911             43-1970340
Reliant Resources International Services,
  Inc. ......................................    Delaware               4911             76-0662796
ReliantEnergy.com, Inc. .....................    Delaware               4911             76-0587264
StarEn Power, LLC,...........................    Delaware               4911             76-0662793
Texas Star Energy Company....................    Delaware               4911             76-0681220


---------------


* Addresses and telephone numbers of principal executive offices are the same as that of Reliant Resources, Inc.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED DECEMBER 10, 2003



PRELIMINARY PROSPECTUS                              RELIANT RESOURCES, INC. LOGO


                                 $3,500,000,000

                            RELIANT RESOURCES, INC.

                         SENIOR SECURED DEBT SECURITIES
                        SENIOR UNSECURED DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                                    WARRANTS

                             ---------------------

     We, Reliant Resources, Inc., may offer, issue and sell from time to time, together or separately, our:

     - debt securities, which may be senior secured debt securities, senior unsecured debt securities or subordinated debt securities;

     - shares of our common stock;

     - shares of our preferred stock; and

     - warrants to purchase common stock, preferred stock or other securities.

     This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. A prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you make your investment decision.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES, UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "RRI."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  This prospectus is dated             , 2003.

                               TABLE OF CONTENTS


About This Prospectus.......................................    i
Cautionary Statement Regarding Forward-Looking
  Information...............................................    i
Where You Can Find More Information.........................  iii
Reliant Resources, Inc. ....................................    1
Ratio of Earnings to Fixed Charges..........................    1
Use of Proceeds.............................................    1
Description of Securities...................................    2
Description of Debt Securities and Guarantees...............    2
Description of Capital Stock................................   14
Description of Warrants.....................................   22
Plan of Distribution........................................   23
Legal Matters...............................................   24
Experts.....................................................   24


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. By using this shelf process, we may, from time to time, sell any combination of debt securities, common stock, preferred stock and warrants, as described in this prospectus, in one or more offerings up to a total dollar amount of $3,500,000,000, or the equivalent thereof, on the date of issuance in one or more currencies, currency units or composite currencies. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities for sale, we will provide a supplement to this prospectus that will describe the specific information about the offering and the terms of the securities. A prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading "Where You Can Find More Information" in this prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition and results of operations may have changed since that date.

     In this prospectus, "Reliant Resources" and "RRI" refer to Reliant Resources, Inc. and "the company," "we," "us" and "our" refer to Reliant Resources, Inc. and its subsidiaries, unless we specify or the context clearly indicates otherwise.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION


     When we make statements containing projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, transactions for the sale of parts of our operations and financings related thereto, or when we make statements containing any other projections or estimates about our assumptions relating to these types of statements, we are making "forward-looking statements." These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate,"

"believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Although we believe that the expectations and the underlying assumptions reflected in our forward-looking statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are not guarantees of future performance or events. Such statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements.



     In addition to the matters described in this prospectus, the following are some of the factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements:



     - Changes in laws and regulations, including deregulation, re-regulation and restructuring of the electric utility industry, changes in or application of environmental and other laws and regulations to which we are subject, and changes in or application of laws or regulations applicable to other aspects of our business, such as hedging activities;



     - The outcome of pending lawsuits, governmental proceedings and investigations;



     - The effects of competition, including the extent and timing of the entry of additional competitors in our markets;



     - Liquidity concerns in our markets;



     - Our pursuit of potential business strategies;



     - The timing and extent of changes in commodity prices and interest rates;



     - The availability of adequate supplies of fuel, water, and associated transportation necessary to operate our portfolio of generation assets;



     - Weather variations and other natural phenomena, which can affect the demand for power from or our ability to produce power at our generating facilities;



     - Financial market conditions and our access to capital, including availability of funds in the capital markets for merchant generation companies;



     - The creditworthiness or bankruptcy or other financial distress of our counterparties;



     - Actions by rating agencies with respect to us or our competitors;



     - Acts of terrorism or war;



     - The availability and price of insurance;



     - Political, legal, regulatory and economic conditions and developments;



     - The successful operation of deregulating power markets; the reliability of the systems, procedures and other infrastructure necessary to operate our retail electric business, including the systems owned and operated by the independent system operator in ERCOT; and



     - The resolution of the refusal by certain California market participants to pay our receivables balances and the resolution of the refund methodologies.



Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange under the symbol "RRI." You may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. Any information we incorporate by reference is considered to be part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will be deemed to automatically update and supercede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:

     - Reliant Resources' Annual Report on Form 10-K/A filed on May 1, 2003 for the fiscal year ended December 31, 2002;

     - Reliant Resources' Proxy Statement on Schedule 14A, filed on April 30, 2003;

     - Reliant Resources' Quarterly Report on Form 10-Q filed on May 14, 2003 for the quarter ended March 31, 2003;


     - Reliant Resources' Quarterly Report on Form 10-Q filed on August 13, 2003 for the quarter ended June 30, 2003;



     - Reliant Resources' Quarterly Report on Form 10-Q filed on November 12, 2003 for the quarter ended September 30, 2003;


     - Reliant Resources' Current Report on Form 8-K filed on January 10, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on February 3, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on February 24, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on March 17, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on March 24, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on March 28, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on April 1, 2003 (to the extent filed by Reliant Resources under the Securities Exchange Act of 1934);

     - Reliant Resources' Current Report on Form 8-K filed on April 16, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on May 12, 2003;


     - Reliant Resources' Current Report on Form 8-K filed on June 5, 2003;


     - Reliant Resources' Current Report on Form 8-K filed on June 18, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 24, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 27, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on June 30, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on July 11, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on July 22, 2003;

     - Reliant Resources' Current Report on Form 8-K filed on July 23, 2003;



     - Reliant Resources' Current Report on Form 8-K filed on August 12, 2003 (to the extent filed by Reliant Resources under the Securities Exchange Act of 1934);



     - Reliant Resources' Current Report on Form 8-K filed on August 26, 2003;



     - Reliant Resources' Current Report on Form 8-K filed on September 26,
       2003;



     - Reliant Resources' Current Report (items 5 and 7) on Form 8-K filed on November 14, 2003;



     - Reliant Resources' Current Report (item 9) on Form 8-K filed on November 14, 2003;



     - Reliant Resources' Current Report on Form 8-K filed on November 26, 2003;



     - Reliant Resources' Current Report on Form 8-K filed on December 9, 2003; and


     - the description of Reliant Resources' common stock, par value $.001 per share, and associated rights to purchase Reliant Resources' Series A preferred stock, par value $.001 per share, contained in Reliant Resources' Registration Statement on Form 8-A, filed with the SEC on April 27, 2001, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the SEC on May 1, 2001.


     For our most recent annual consolidated financial statements and notes, see our Current Report on Form 8-K filed on November 14, 2003 and incorporated by reference herein. For our most recent annual "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Current Report on Form 8-K filed on November 14, 2003 and incorporated by reference herein. For our most recent interim consolidated financial statements and notes and interim "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Quarterly Report on Form 10-Q filed on November 12, 2003 and incorporated by reference herein.



     For Orion Power Holdings, Inc.'s most recent annual consolidated financial statements and notes and annual "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Current Report on Form 8-K filed on April 16, 2003 and incorporated by reference herein. For Orion Power Holdings, Inc.'s most recent interim consolidated financial statements and notes and interim "Management's Discussion and Analysis of Financial Condition and Results of Operations," see our Current Report on Form 8-K filed on November 14, 2003 and incorporated by reference herein.



     For Reliant Energy Mid-Atlantic Power Holdings, LLC's most recent annual consolidated financial statements and notes, see our Current Report on Form 8-K filed on July 22, 2003 and incorporated by reference herein. For Reliant Energy Retail Holdings, LLC's most recent annual consolidated financial statements and notes, see our Current Report on Form 8-K filed on June 27, 2003 and incorporated by reference herein.


     We incorporate by reference any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 until the termination of the offering made under this prospectus. We do not incorporate by reference any information furnished pursuant to Items 9 or 12 of Form 8-K in any future filings.

     We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. Requests should be directed to:

                            Reliant Resources, Inc.

                                  P.O. Box 148


                           Houston, Texas 77001-0148

                         Attention: Investor Relations
                                 (713) 497-7000

     Our web site address is www.reliant.com. The information on our web site is not incorporated by reference into this prospectus.

                            RELIANT RESOURCES, INC.


     We provide electricity and energy services with a focus on the competitive retail and wholesale segments of the electric power industry in the United States. With respect to the retail segment of the industry, we provide customized electricity and related energy services to large commercial, industrial and institutional customers in Texas and, to a lesser extent, in the Pennsylvania -- New Jersey -- Maryland (PJM) Interconnection. We also provide standardized electricity and related services to residential and small commercial customers in Texas. Within the wholesale segment of the industry, we own and/or operate a substantial number of electric power generating units dispersed broadly across the United States. These units are not subject to traditional cost-based regulation; therefore, we can generally sell electricity at prices determined by the market, subject to regulatory limitations. We market electric energy, capacity and ancillary services and procure and, in some instances, resell natural gas, coal, fuel oil, natural gas transportation capacity and other energy-related commodities to optimize our physical assets and manage the risk of our asset portfolio. We sell energy commodities to and buy energy commodities from a variety of over-the-counter and exchange-based markets, as well as directly to or from energy producers, distributors and retailers, as appropriate.



     We are incorporated in Delaware. Our principal executive office is located at 1000 Main Street, Houston, Texas 77002. Our telephone number is (713) 497-3000.


                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth our ratio of earnings from continuing operations to fixed charges for each of the periods indicated:



                                                                             FOR THE
                                                                           NINE MONTHS
                                                                              ENDED
                                       FOR THE YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                      ---------------------------------   --------------
                                      1998    1999   2000   2001   2002   2002   2003(2)
                                      -----   ----   ----   ----   ----   ----   -------
Ratio of earnings from continuing
  operations to fixed charges(1)....  19.31   1.28   1.83   7.50   1.55   2.92      --


---------------

(1) For purposes of this calculation, earnings consist of income (loss) from continuing operations before income taxes less (a)(1) income of equity investments of unconsolidated subsidiaries and (2) capitalized interest plus
    (b)(1) loss of equity investments of unconsolidated subsidiaries, (2) fixed charges, (3) amortization of capitalized interest and (4) distributed income of equity investees. Fixed charges consist of (a) interest expense, (b) interest expense -- affiliated companies, net, (c) capitalized interest and
    (d) interest within rent expense.


(2) For the nine months ended September 30, 2003, our earnings were insufficient to cover our fixed charges by $837 million as our loss was $356 million and our fixed charges were $481 million.


                                USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any offering of securities offered for general corporate purposes. These purposes may include, but are not limited to:

     - working capital;

     - capital expenditures;

     - acquisitions; and

     - the repayment or refinancing of our indebtedness, including inter-company indebtedness or indebtedness of our subsidiaries.

     When a particular series of securities is offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness until they are used for their stated purpose.

                           DESCRIPTION OF SECURITIES

     This prospectus contains summary descriptions of the debt securities, common stock, preferred stock and warrants that we may sell from time to time. The summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.


                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES


GENERAL


     The debt securities offered by this prospectus will be senior secured debt securities, senior unsecured debt securities or subordinated debt securities. Debt securities may be guaranteed by us or one or more of our subsidiaries. Guarantees may be full or limited, senior or subordinated and secured or unsecured, or a combination thereof. We will issue the senior secured debt securities, the senior unsecured debt securities or the subordinated debt securities under indentures that we will enter into with Wilmington Trust Company, as trustee. We refer to the senior secured indenture and the senior unsecured indenture in this prospectus collectively as the "senior indentures" and the senior indentures and the subordinated indenture in this prospectus collectively as the "indentures." To the extent that debt securities are guaranteed, the guarantees will be set forth in the indenture or supplements thereto. To the extent that debt securities or related guarantees are secured, the security interest will be granted under and subject to the indenture or supplements thereto, security agreements, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be required. We refer to these documents collectively as "security documents." We will file forms of the indentures and any related security documents with the SEC as exhibits to the registration statement of which this prospectus forms a part or in a Current Report on Form 8-K. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures and the security documents. For purposes of this "Description of Debt Securities and Guarantees" section of this prospectus, references to the terms "Reliant Resources," "us" or "we" mean Reliant Resources, Inc. only, unless we state otherwise or the context clearly indicates otherwise.



     We may issue debt securities from time to time in one or more series under the indentures. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the applicable indenture, any related security documents and those made a part of the applicable indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents before investing in our debt securities.



     The provisions of each of the indentures are substantially identical in substance, except that the subordinated indenture provides for the subordination of the subordinated debt securities and the senior indentures have no counterpart for that section. We have described the subordination provisions of the subordinated indenture below under "-- Subordination Under the Subordinated Indenture." The terms of the security arrangements for each series of our senior secured debt securities will be established in a supplemental indenture to the senior secured indenture and will be described in the applicable prospectus supplement.


     Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in the applicable indenture, we may discharge our obligations under the indentures with respect to our debt securities as described below under "-- Defeasance and Covenant Defeasance."

THE TERMS OF THE DEBT SECURITIES

     We may issue debt securities in one or more series from time to time under each of the indentures. The total principal amount of debt securities that may be issued under the indentures is unlimited. We may limit the maximum total principal amount for the debt securities of any series. However, any limit may be increased by resolution of our board of directors. We will establish the terms of each series of debt securities in a supplemental indenture, board resolution or company order. Unless we inform you otherwise in a prospectus supplement, each series of our senior secured debt securities will rank equally in right of payment with all of our other senior debt, except that our senior secured debt will effectively rank senior to our senior unsecured debt to the extent of the value of the collateral securing the senior secured debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our senior debt as described below under "-- Subordination Under the Subordinated Indenture."

     We will describe the specific terms of the series of debt securities being offered in a prospectus supplement. These terms will include some or all of the following:

     - the title of the debt securities;

     - whether the debt securities are senior secured debt securities, senior unsecured debt securities or subordinated debt securities;

     - the specific indenture under which the debt securities will be issued;

     - any limit on the total principal amount of the debt securities;

     - the ability to issue additional debt securities of the same series;

     - the price or prices at which we sell the debt securities;

     - the date or dates on which the principal of the debt securities will be payable, including the maturity date, or the method used to determine or extend those dates;

     - the interest rate or rates of the debt securities, if any, which may be fixed or variable, or the method used to determine the rate or rates;

     - the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

     - the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum period during which the interest payment periods may be extended;

     - the interest payment dates and the regular record dates for interest payments, if any, or the method used to determine those dates;

     - the basis for calculating interest if other than a 360-day year of twelve 30-day months;

     - the place or places where:

      - payments of principal, premium, if any, and interest on the debt securities will be payable;

      - the debt securities may be presented for registration of transfer, conversion or exchange, as applicable; and

      - notices and demands to or upon us relating to the debt securities may be made;

     - any provisions that would allow or obligate us to redeem or purchase the debt securities, including any sinking fund or amortization provisions, prior to their maturity and the prices at which we may, or are required to do so;

     - the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000;

     - any provisions that would determine the amount of principal, premium, if any, or interest on the debt securities by reference to an index or pursuant to a formula;

     - the currency, currencies or currency units in which the principal, premium, if any, and interest on the debt securities will be payable, if other than U.S. dollars, and the manner for determining the equivalent principal amount in U.S. dollars;

     - any provisions for the payment of principal, premium, if any, and interest on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

     - the percentage of the principal amount at which the debt securities will be issued and, if other than 100%, the portion of the principal amount of the debt securities which will be payable if the maturity of the debt securities is accelerated or the method for determining such portion;

     - if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date, or, in any such case, the manner in which the deemed principal amount is to be determined;

     - to whom interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than the manner provided in the applicable indenture;

     - any variation of the defeasance and covenant defeasance sections of the relevant indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

     - whether any of the debt securities will initially be issued in the form of a temporary global security and the provisions for exchanging a temporary global security for definitive debt securities;

     - whether any of the debt securities will be issued in the form of one or more global securities and, if so:

      - the depositary for the global securities;

      - the form of any additional legends to be borne by the global securities;

      - the circumstances under which the global securities may be exchanged, in whole or in part, for individual debt security certificates; and

      - whether and under what circumstances a transfer of the global securities may be registered in the names of persons other than the depositary for the global securities or its nominee;

     - whether the interest rate of the debt securities may be reset;

     - whether the stated maturity of the debt securities may be extended;

     - any additions to or changes in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable;

     - any additions to or changes in the covenants and definitions in the relevant indenture, including any restrictions on our ability to incur debt, redeem our stock or sell our assets;

     - any additions or changes to the relevant indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     - the appointment of any paying agents, authenticating agents, transfer agents, registrars or other agents for the debt securities, if other than the trustee;

     - the terms, if any, upon which holders may convert or exchange debt securities into or for our common stock, preferred stock or other securities or property;


     - the guarantors of each series and the extent of the guarantees (including provisions relating to seniority, subordination and security), if any;


     - the terms and conditions, if any, securing the debt securities;

     - any applicable subordination provisions for any subordinated debt securities in addition to or in lieu of those described in this prospectus;

     - any restriction or condition on the transferability of the debt securities;

     - provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

     - any other terms of the debt securities.

     We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in a prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.


GUARANTEES



     We or one or more of our direct or indirect subsidiaries, or any combination of them, may, severally or jointly and severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. We will describe the specific terms of any guarantees in a prospectus supplement. These terms will include some or all of the terms detailed in this section.



     All guarantees will bind the successors of the guarantors and will inure to the benefit of holders of the debt securities guaranteed. The guarantees will terminate upon the first to occur of:



     - full payment of the principal, interest and premium, if any, of all debt securities guaranteed; or



     - other discharge of all debt securities guaranteed;



except that each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of debt securities guaranteed must restore payment of any sums paid under the debt securities or the guarantee.



     The guarantee of a subsidiary will be released:



     - upon the sale or other disposition (including by way of consolidation or merger) of the subsidiary; or



     - upon the sale or disposition of all or substantially all of the assets of the subsidiary;



in each case other than a sale or disposition to us or one of our affiliates. The guarantee of a subsidiary will also be released upon:

     - the merger or consolidation of the subsidiary with or into, or the dissolution and liquidation of the subsidiary into, a subsidiary that is or becomes a guarantor of, or another person that guarantees, the debt securities guaranteed; or



     - the designation of the subsidiary as an unrestricted subsidiary.



     The guarantee will constitute a guarantee of payment and not of collection. Accordingly, the trustee or, in some circumstances the holders of the debt securities guaranteed, may institute a legal proceeding directly against the guarantor to enforce rights under the guarantee without first instituting a legal proceeding against the issuer of the debt security guaranteed or any other person or to realize upon any security for the debt securities guaranteed.


STRUCTURAL SUBORDINATION

     Reliant Resources is a holding company that conducts substantially all of its operations through its subsidiaries. Its only significant assets are the capital stock of its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, dividends or advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as its subsidiaries' financial condition and operating requirements, may limit Reliant Resources' ability to obtain cash from its subsidiaries that it may require to pay its debt service obligations, including payments on the debt securities. In addition, holders of debt securities will be effectively subordinated to all of the liabilities of Reliant Resources' subsidiaries with regard to the assets and earnings of Reliant Resources' subsidiaries.

FORM, EXCHANGE AND TRANSFER OF THE DEBT SECURITIES

     Unless we inform you otherwise in a prospectus supplement, we will issue the debt securities in registered form, without coupons, in denominations of integral multiples of $1,000.

     Holders will generally be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations.

     Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in a prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in a prospectus supplement. At any time, we may:

     - designate additional transfer agents;

     - rescind the designation of any transfer agent; or

     - approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times.

     In the event we elect to redeem a series of debt securities, neither we nor the applicable trustee will be required to register the transfer or exchange of any debt security of that series:

     - during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed; or

     - if we have selected the series for redemption, in whole or in part, except for any unredeemed portion of the series.

GLOBAL SECURITIES

     Unless we inform you otherwise in a prospectus supplement, some or all of the debt securities of any series may be represented, in whole or in part, by one or more registered global securities. The global securities will have a total principal amount equal to the debt securities they represent. Unless we inform you otherwise in a prospectus supplement, each global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company, referred to as "DTC," or any other successor depositary we may appoint. In such case, each holder's beneficial interest in global securities will be shown on the records of DTC and transfers and beneficial interests will only be effected through DTC's records. We refer to DTC or any other depositary in this prospectus as the "depositary." Each global security will be registered in the name of the depositary or its nominee. Each global security will bear a legend referring to the restrictions on exchange and registration of transfer of global securities that we describe below and any other matters required by the relevant indenture. Unless we inform you otherwise in a prospectus supplement, we will not initially issue debt securities in definitive form.

     Global securities may not be exchanged, in whole or in part, for definitive debt securities, and no transfer of a global security, in whole or in part, may be registered in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the applicable indenture unless we have approved a successor depositary within 90 days;

     - we determine in our sole discretion that the global security will be so exchangeable or transferable; or

     - any other circumstances in addition to or in lieu of those described above that we may describe in a prospectus supplement have occurred.

     All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names directed by the depositary.

     Any additional terms of the depositary agreement with respect to any series of debt securities and the rights of and limitations on owners of beneficial interests in a global security representing a series of debt securities may be described in a related prospectus supplement.

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in a prospectus supplement, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in a prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in a prospectus supplement.

     Unless we inform you otherwise in a prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

     - check mailed to the address of the person entitled to the payment as it appears in the security register; or

     - wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

     We will designate the trustee under the applicable indenture as the sole paying agent for the debt securities unless we inform you otherwise in a prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in a prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times.

     Any money deposited with the applicable trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustees and any paying agents will not be liable for those payments after we have been repaid.

RESTRICTIVE COVENANTS

     We will describe any restrictive covenants for any series of debt securities in a prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless we inform you otherwise in a prospectus supplement, Reliant Resources may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety, to any person, other than a direct or indirect wholly owned subsidiary, referred to as a "successor person," unless:

     - we are the surviving corporation or the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction;

     - the successor person assumes Reliant Resources' obligations with respect to the debt securities and the relevant indenture;

     - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing; and

     - we have delivered to the applicable trustee the certificates and opinions required under the relevant indenture.

     As used in the indentures, the term "corporation" means a corporation, association, company, limited liability company, joint-stock company or business trust.

EVENTS OF DEFAULT

     Unless the context clearly indicates otherwise, we use the terms "indenture" and "trustee" in this subsection to mean the relevant indenture and trustee with respect to any series of debt securities we may offer.

     Unless we inform you otherwise in a prospectus supplement, each of the following will be an event of default under the indenture for a series of debt securities:

     - our failure to pay any interest on that series for 30 days after the interest becomes due and payable;

     - our failure to pay principal or premium, if any, on that series when due, regardless of whether such payment becomes due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

     - our failure to perform, or our breach in any material respect of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities issued under the indenture, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities have given us written notice of the breach in the manner required by the indenture;

     - certain events involving bankruptcy, insolvency or reorganization; and

     - any other event of default we may provide for that series.

     If an event of default described in the first, second, third or fifth bullet points above occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of a series may declare the principal amount of the debt securities due and immediately payable. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

     If an event of default described in the fourth bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.

     An event of default will be deemed waived at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

     - we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee, and

     - all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

     The trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur as a result. The holders of a majority of the outstanding debt securities have, with certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or the exercise of any trust or power of the trustee with respect to the debt securities.

     The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to institute suit to enforce those payments.

     We are required to furnish each year to the trustee an officers' certificate to the effect that we are not in default under the indenture or, if there has been a default, specifying the default and its status.

MODIFICATION AND WAIVER

     Unless the context clearly indicates otherwise, we use the terms "indenture" and "trustee" in this subsection to mean the relevant indenture and the applicable trustee with respect to any series of debt securities we may offer.

     We may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities in order to:

     - evidence the succession of another person to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor;

     - add to our covenants for the benefit of the holders or to surrender any of our rights or powers;

     - add events of default for any series of debt securities;

     - add or change any provisions of the indenture to the extent necessary to issue debt securities in bearer form;

     - add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holders of debt securities of any series, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding;

     - convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the indenture;

     - establish the form or terms of any series of debt securities;

     - provide for uncertificated securities in addition to certificated securities;

     - evidence and provide for successor trustees or to add or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities;

     - correct any ambiguity, defect or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series;

     - supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities;

     - comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded; or

     - add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities.

     We may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

     - changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the indenture;

     - reduces the principal amount of, or any premium or interest on, any debt security;

     - reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

     - changes the currency of payment of principal, premium, if any, or interest;

     - impairs the right to institute suit for the enforcement of any payment on any debt security;

     - reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

     - reduces the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

     - makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security; or

     - changes the terms and conditions pursuant to which any series of debt securities are secured in a manner adverse to the holders of that series of debt securities.

     We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior debt that the amendment would adversely affect.

     Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or compliance with restrictive provisions of the indenture. However, the consent of holders of each outstanding debt security of a series is required to:

     - waive any default in the payment of principal, premium, if any, or interest; or

     - waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected.

     In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

     - the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date;

     - if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security;

     - the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above; and

     - debt securities owned by us or any other obligor upon the debt securities or any of their affiliates will be disregarded and deemed not to be outstanding.

     Some debt securities, including those for which payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased, will not be deemed to be outstanding.

     We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     We have defined some of the terms we use in this subsection at the end of this subsection. The subordinated debt securities issued under the subordinated indenture will:

     - be general unsecured obligations;

     - be subordinate and rank junior in right of payment to all of our senior debt to the extent provided in the subordinated indenture or in any supplemental indenture;

     - rank equally in right of payment with all of our other subordinated indebtedness unless otherwise provided in a supplemental indenture; and

     - with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

This means we will not make any payment of principal, premium, if any, interest, or any other amounts, if any, on the subordinated debt securities if:

     - we have defaulted in the payment of principal, premium, if any, interest or any other amounts due on any of our senior debt beyond any applicable grace period; or

     - the maturity of any of our senior debt has been accelerated because of a default,

until such default is cured, waived in writing or ceases to exist or such senior debt is discharged or paid in full. If the maturity of one or more series of our subordinated debt securities is accelerated, then we will not make any payment of principal, premium, if any, interest or any other amounts, if any, on the subordinated debt securities until the holders of all of our senior debt outstanding at the time of acceleration receive payment in full of the senior debt (including any amounts due upon acceleration, if applicable).

     If our assets are distributed to our creditors upon our dissolution, winding-up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or bankruptcy, insolvency or similar proceedings, all amounts due or to become due on all of our senior debt must be paid in full before we may make any payments on our subordinated debt securities.

     Under the subordinated indenture, the term "senior debt" means the principal, premium, if any, interest, or other amounts due, if any, in connection with all of our debt (unless otherwise provided in a supplemental indenture), whether created, incurred or assumed before, on or after the date of the subordinated indenture. However, senior debt does not include:

     - our debt to any of our subsidiaries;

     - any series of subordinated debt securities issued under the subordinated indenture, unless otherwise specified by the terms of any such series;

     - our debt that, when incurred and without respect to any election under
       Section 1111(B) of Title 11, U.S. Code, was without recourse to us;

     - any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

     - any trade payables.

     Under the subordinated indenture, the term "debt" means, with respect to any person at any date of determination, without duplication:

     - all indebtedness for borrowed money;

     - all obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - all obligations under letters of credit or bankers' acceptances or other similar instruments, or related reimbursement obligations, issued on the account of such person;

     - all obligations to pay the deferred purchase price of property or services, except trade payables;

     - all obligations as lessee under capitalized leases;

     - all debt of others secured by a lien on any asset of such person, whether or not the debt is assumed by the person, provided that, for purposes of determining the amount of any debt of the type described in this bullet point, if recourse with respect to the debt is limited to the asset, the amount of the debt will be limited to the lesser of the fair market value of the asset or the amount of the debt;

     - all debt of others guaranteed by such person to the extent the debt is guaranteed by such person; and

     - to the extent not otherwise included in this definition, all obligations for claims in respect of derivative products, including interest rate, options, swaps, collars and similar arrangements.


     Under the subordinated indenture, the term "trade payables" means, with respect to any person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such person or any of its subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     The subordinated indenture does not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.

     A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

     By reason of the subordination of the subordinated debt securities, in the event we become insolvent, holders of our senior debt and holders of our other obligations that are not subordinated to our senior debt may receive more, ratably, than holders of the subordinated debt securities. However, this subordination will not prevent the occurrence of an event of default or limit the right of acceleration in respect of the subordinated debt securities.

DEFEASANCE AND COVENANT DEFEASANCE

     Unless the context clearly indicates otherwise, we use the terms "indenture" and "trustee" in this subsection to mean the relevant indenture and the applicable trustee with respect to any series of debt securities we may offer.

     Unless we inform you otherwise in a prospectus supplement, the provisions of the indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants, will apply to the debt securities of any series.

     Defeasance and Discharge. We will be discharged from all of our obligations with respect to the debt securities, except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold money for payment in trust, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities on the respective stated maturities of the debt securities in accordance with the terms of the indenture and the debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that holders of the debt securities will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. Such opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date hereof, because this result would not occur under current U.S. federal income tax law.

     Defeasance of Certain Covenants. We may, in certain circumstances, omit to comply with specified restrictive covenants, including those described under "-- Consolidation, Merger and Sale of Assets" and any that we may describe in a prospectus supplement, and that in those circumstances the occurrence of certain events of default, which are described in the third bullet point, with respect to such restrictive covenants, under "-- Events of Default" and any that may be described in a prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to the debt securities. We, in order to exercise such covenant defeasance option, will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities on the respective stated maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities, but might not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from the event of default. In such case, we would remain liable for those payments.

     We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

NOTICES

     Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

TITLE

     We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

GOVERNING LAW

     New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

REGARDING THE TRUSTEE

     If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indentures. The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interests within the meaning specified under the Trust Indenture Act, the trustee will be required to eliminate the conflict or resign.

     Pursuant to the Trust Indenture Act, should a default occur with respect to either the senior debt securities or the subordinated debt securities, Wilmington Trust Company would be required to resign as trustee under one of the indentures within 90 days of the default unless it were cured, waived or otherwise eliminated.

CONVERSION OR EXCHANGE RIGHTS

     A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock, preferred stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. This summary is qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.


     Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001 per share, and 125,000,000 shares of preferred stock, par value $0.001 per share. Of the 125,000,000 shares of preferred stock, 2,000,000 shares have been designated Series A preferred stock. Our common stock is traded on the New York Stock Exchange under the trading symbol "RRI." As of December 5, 2003, we had approximately 294,591,650 shares of common stock issued and outstanding, 5,212,350 shares of common stock held in treasury and no shares of preferred stock outstanding.


COMMON STOCK

     Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding series of our preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

PREFERRED STOCK

     The following description discusses the general terms of the preferred stock that we may issue. A prospectus supplement relating to a particular series of preferred stock will describe the specific terms of such series of preferred stock.

     Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series, and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including:

     - dividend rates;

     - redemption rights;

     - liquidation rights;

     - sinking fund provisions;

     - conversion rights;

     - voting rights; and

     - any other designations, powers, preferences, rights, qualifications, limitations, or restrictions.

     You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

     - the title of the series and the number of shares in the series;

     - the price at which the preferred stock will be offered;

     - the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

     - the voting rights, if any, of the holders of shares of the preferred stock being offered;

     - the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

     - the liquidation preference per share;

     - the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock or other securities, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

     - the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price;

     - any listing of the preferred stock being offered on any securities exchange;

     - a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

     - the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

     - any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

     - any additional rights, preferences, qualifications, limitations and restrictions of the series.

     Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

     The issuance of preferred stock could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

     The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

     Holders of our common stock may purchase shares of our Series A preferred stock if the rights associated with their common stock are exercisable and the holders exercise the rights. Please read "-- Stockholder Rights Plan."

     Series A Preferred Stock. Our Series A preferred stock ranks junior to all other series of our preferred stock, and senior to our common stock with respect to dividend and liquidation rights. If we liquidate, dissolve or wind up, we may not make any distributions to holders of our common stock unless we first pay holders of our Series A preferred stock an amount equal to:

     - $1,000 per share, plus

     - accrued and unpaid dividends and distributions on our Series A preferred stock, whether or not declared, to the date of such payment.

If the dividends or distributions payable on our Series A preferred stock are in arrears, we may not:

     - declare or pay dividends on;

     - make any other distributions on;

     - redeem;

     - purchase; or

     - otherwise acquire for consideration

any shares of our common stock, or

     - redeem;

     - purchase; or

     - otherwise acquire for consideration

any shares of our Series A preferred stock, until we have paid all such unpaid dividends or distributions, except in accordance with a purchase offer to all holders of our Series A preferred stock upon terms that our board of directors determines will be fair and equitable.

     We may redeem shares of our Series A preferred stock at any time at a redemption price determined in accordance with the provisions of our certificate of incorporation.

     Holders of shares of our Series A preferred stock are entitled to vote together with holders of our common stock as one class on all matters submitted to a vote of our stockholders. Each share of Series A preferred stock entitles its holder to a number of votes equal to the "adjustment number" specified in our certificate of incorporation. The adjustment number is initially equal to 1,000 and is subject to adjustment in the event we:

     - declare any dividend on our common stock payable in shares of common stock;

     - subdivide our outstanding shares of common stock; or

     - combine our outstanding shares of common stock into a smaller number of shares.

     For a complete description of the terms of our Series A preferred stock, we encourage you to read our certificate of incorporation, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAWS AND OUR CHARTER AND BYLAW PROVISIONS

     Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

     - acquisition of us by means of a tender offer;

     - acquisition of control of us by means of a proxy contest or otherwise; or

     - removal of our incumbent officers and directors.

     These provisions, as well as our stockholder rights plan, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

CHARTER AND BYLAW PROVISIONS

     Election and Removal of Directors. Our board of directors is comprised of between one and fifteen directors, the exact number to be fixed from time to time by resolution of our board of directors. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, with only one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. In addition, no director may be removed except for cause, and directors may be removed for cause by a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors in office.

     Stockholder Meetings. Our bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer, our president or a majority of the board of directors. Our certificate of incorporation and bylaws specifically deny our stockholders the ability to call a special meeting.

     Elimination of Stockholder Action by Written Consent. Our certificate of incorporation and our bylaws provide that holders of our common stock will not be able to act by written consent without a meeting.

     Amendment of Certificate of Incorporation. The provisions described above under "-- Election and Removal of Directors," "-- Stockholder Meetings" and
"-- Elimination of Stockholder Action by Written Consent" may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

     Amendment of Bylaws. Our board of directors has the power to alter, amend or repeal our bylaws or adopt new bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. This right is subject to repeal or change by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class.

OTHER LIMITATIONS ON STOCKHOLDER ACTIONS

     Our bylaws also impose some procedural requirements on stockholders who wish to:

     - make nominations in the election of directors;

     - propose that a director be removed;

     - propose any repeal or change in our bylaws; or

     - propose any other business to be brought before an annual or special meeting of stockholders.

     With respect to special meetings of stockholders, our bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting or shall otherwise have been brought before the meeting by or at the direction of the chairman of the meeting or the board of directors.

     Under these procedural requirements, in order to bring a proposal or nomination before an annual meeting of stockholders, or in order to bring a nomination before a special meeting of stockholders, a stockholder must deliver timely notice to our corporate secretary along with the following:

     - a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

     - the stockholder's name and address;

     - the number of shares beneficially owned by the stockholder and evidence of such ownership;

     - the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with such persons; and

     - the number of shares such persons beneficially own.

To be timely, a stockholder must deliver notice:

     - of a nomination or other business in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held; or

     - of a nomination in connection with a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting.

     In order to submit a nomination for our board of directors, a stockholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder's nominee or proposal will be ineligible and will not be voted on by our stockholders.

     Limitation on Liability of Directors. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

     - any breach of the director's duty of loyalty to our company or our stockholders;

     - any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions; and

     - any transaction from which the director derived an improper personal benefit.

     Our bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys' fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

STOCKHOLDER RIGHTS PLAN

     Each share of our common stock includes one right to purchase from us a unit consisting of one one-thousandth of a share of our Series A preferred stock at a purchase price of $150.00 per unit, subject to adjustment. The rights are issued pursuant to a rights agreement between us and JPMorgan Chase Bank, the successor to The Chase Manhattan Bank, as rights agent. We have summarized selected portions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the summary below and the rights agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

     Detachment of Rights; Exercisability. The rights are evidenced by the certificates representing our currently outstanding common stock and all common stock certificates we may issue prior to the "distribution date." That date will occur, except in some cases, on the earlier of:

     - ten days following a public announcement that a person or group of affiliated or associated persons, who we refer to collectively as an "acquiring person," has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; or

     - ten business days following the start of a tender offer or exchange offer that would result in a person becoming an acquiring person.

Our board of directors may defer the distribution date in some circumstances. Also, some inadvertent acquisitions of our common stock will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient common stock.

     Until the distribution date:

     - common stock certificates will evidence the rights;

     - the rights will be transferable only with those certificates;

     - new common stock certificates will contain a notation incorporating the rights agreement by reference; and

     - the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the common stock represented by the certificate.

     The rights are not exercisable until the distribution date and will expire at the close of business on January 15, 2011, unless we redeem or exchange them at an earlier date as described below or we extend the expiration date prior to January 15, 2011.

     As soon as practicable after the distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on the distribution date. From that date on, only separate rights certificates will represent the rights. We will issue rights with all shares of common stock issued prior to the distribution date. We will also issue rights with shares of common stock issued after the distribution date in connection with some employee benefit plans or upon conversion of some securities. Except as otherwise determined by our board of directors, we will not issue rights with any other shares of common stock issued after the distribution date.

     Flip-In Event. A "flip-in event" will occur under the rights agreement when a person becomes an acquiring person otherwise than pursuant to a "permitted offer." The rights agreement defines "permitted offer" as a tender or exchange offer for all outstanding shares of our common stock at a price and on terms that a majority of the independent directors on our board of directors determines to be fair to and otherwise in our best interests and the best interest of our stockholders.

     If a flip-in event occurs, each right, other than any right that has become null and void as described below, will become exercisable to receive the number of shares of common stock, or in some specified circumstances, cash, property or other securities, which has a "current market price" equal to two times the exercise price of the right. Please refer to the rights agreement for the definition of "current market price."

     Flip-Over Event. A "flip-over event" will occur under the rights agreement when, at any time from and after the time a person becomes an acquiring person:

     - we are acquired by any person or we acquire any person in a merger or other business combination transaction, other than specified mergers that follow a permitted offer; or

     - 50% or more of our assets, cash flow or earning power is sold, leased or transferred.

     If a flip-over event occurs, each holder of a right, except rights that are voided as described below, will thereafter have the right to receive, on exercise of the right, a number of shares of common stock of the acquiring company that has a current market price equal to two times the exercise price of the right.

     When a flip-in event or a flip-over event occurs, all rights that then are, or under the circumstances the rights agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

     Series A Preferred Stock. After the distribution date, each right will entitle the holder to purchase a fractional share of our Series A preferred stock, which will be essentially the economic equivalent of one share of common stock. Please read "-- Preferred Stock -- Series A Preferred Stock" for additional information about our Series A preferred stock.

     Antidilution. The number of rights associated with a share of outstanding common stock, the number of fractional shares of Series A preferred stock issuable upon exercise of a right and the exercise price of the right are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock occurring prior to the distribution date. The exercise price of the rights and the number of fractional shares of Series A preferred stock or other securities or property issuable on exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of some specified transactions affecting the Series A preferred stock.

     With some exceptions, we will not be required to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. The rights agreement also will not require us to issue fractional shares of Series A preferred stock that are not integral multiples of the specified fractional share and, in lieu thereof, we will make a cash payment based on the market price of the Series A preferred stock on the last trading date prior to the date of exercise. Pursuant to the rights agreement, we reserve the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights be exercised so that we will issue only whole shares of Series A preferred stock.

     Redemption of Rights. At any time until the time a person becomes an acquiring person, we may redeem the rights in whole, but not in part, at a price of $.005 per right, payable, at our option, in cash, shares of common stock or such other consideration as our board of directors may determine. Upon such redemption, the rights will terminate and the only right of the holders of rights will be to receive the $.005 redemption price.

     Exchange of Rights. At any time after the occurrence of a flip-in event and prior to a person becoming the beneficial owner of 50% or more of our outstanding common stock or the occurrence of a flip-over event, we may exchange the rights, other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void, in whole or in part, at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per right, subject to adjustment.

     Substitution. If we have an insufficient number of authorized but unissued shares of common stock available to permit an exercise or exchange of rights upon the occurrence of a flip-in event, we may substitute other specified types of property for common stock so long as the total value received by the holder of the rights is equivalent to the value of the common stock that the stockholder would otherwise have received. We may substitute cash, property, equity securities or debt, reduce the exercise price of the rights or use any combination of the foregoing.

     No Rights as a Stockholder; Taxes. Until a right is exercised, a holder of rights will have no rights to vote or receive dividends or any other rights as a stockholder of our common stock. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock, or other consideration, or for the common stock of the acquiring company or are exchanged as described above.

     Amendment of Terms of Rights. Our board of directors may amend any of the provisions of the rights agreement, other than some specified provisions relating to the principal economic terms of the rights and the expiration date of the rights, at any time prior to the time a person becomes an acquiring person. Thereafter, our board of directors may only amend the rights agreement in order to cure any ambiguity, defect or inconsistency or to make changes that do not materially and adversely affect the interests of holders of the rights, excluding the interests of any acquiring person.

     Rights Agent. JPMorgan Chase Bank, successor to The Chase Manhattan Bank, serves as rights agent with regard to the rights.

     Antitakeover Effects. The rights will have anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to make more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

DELAWARE ANTITAKEOVER LAW

     We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is any person, other than the corporation and any of its majority-owned subsidiaries, who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. Section 203 may tend to deter any potential unfriendly offers or other efforts to obtain control of our company that are not approved by our board. This may deprive the stockholders of opportunities to sell shares of our common stock at prices higher than the prevailing market price.

LISTING OF COMMON STOCK

     Our common stock trades on the New York Stock Exchange under the trading symbol "RRI."

TRANSFER AGENT AND REGISTRAR

     We serve as the transfer agent and registrar of our common stock.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase any combination of our or any other entity's debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from the other offered securities. We will issue the warrants under one or more warrant agreements between us and a warrant agent that we will name in a prospectus supplement.

     A prospectus supplement relating to any warrants that we may offer will include specific terms relating to the terms of the warrants. We will file the form of any warrant agreement with the SEC and you should carefully read the warrant agreement. A prospectus supplement will include some or all of the following terms:

     - the title of the warrants;

     - the aggregate number of warrants offered;

     - the price or prices at which the warrants will be issued;

     - the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants;

     - the exercise price of the warrants;

     - any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

     - the dates or periods during which the warrants are exercisable;

     - the designation and terms of any securities with which the warrants are issued;

     - if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

     - if applicable, a discussion of any material U.S. federal income tax considerations applicable to the warrants;

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

     - any minimum or maximum amount of warrants that may be exercised at any one time;

     - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

     - information with respect to book-entry procedures, if any.

     Each warrant will entitle the holder of warrants to purchase the amount of debt or equity securities, at the exercise price stated or determinable in a prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

                              PLAN OF DISTRIBUTION

     We may sell the common stock, preferred stock and any series of debt securities and warrants being offered hereby in one or more of the following ways from time to time:

     - to underwriters or dealers for resale to the public or to institutional investors;

     - directly to institutional investors; or

     - through agents to the public or to institutional investors.

     A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

     - the name or names of any underwriters or agents;

     - the purchase price of the securities and the proceeds to be received by us from the sale;

     - any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchange on which the securities may be listed.

     If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including

     - negotiated transactions;

     - at a fixed public offering price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

     Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

     Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

     Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange.

     Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                                 LEGAL MATTERS


     Certain legal matters with respect to the validity of the securities has been passed upon for us by our counsel. The validity of the securities will be passed upon for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.


                                    EXPERTS


     The consolidated financial statements and the related financial statement schedules of Reliant Resources, Inc. as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated November 14, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in method of accounting for derivatives and hedging activities in 2001,
(ii) the change in method of accounting for goodwill and other intangibles in 2002, (iii) the change in method of presenting trading and marketing activities from a gross basis to net basis in 2002, (iv) the change in method of accounting for early debt extinguishment, (v) accounting for European energy operations as discontinued operations, (vi) accounting for Desert Basin plant operations as discontinued operations, and (vii) the restatement of the 2000 and 2001 consolidated financial statements) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



     The financial statements of El Dorado Energy, LLC as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated November 14, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivatives and hedging activities in 2001) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The combined and consolidated financial statements of Reliant Energy Mid-Atlantic Power Holdings, LLC as of December 31, 2001 and 2002 and for the periods from January 1, 2000 to May 11, 2000 and May 12, 2000 to December 31, 2000 and the years ended December 31, 2001 and 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated July 22, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (i) the change in method of accounting for derivatives and hedging activities in 2001 and (ii) the change in method of accounting for goodwill and other intangibles in 2002) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements of Reliant Energy Retail Holdings, LLC as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated June 27, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in method of accounting for goodwill and other intangibles in 2002 and (ii) the acquisition of Reliant Energy Renewables, Inc.) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements and related financial statement schedules of Orion Power Holdings, Inc. as of December 31, 2002 and for the periods from January 1, 2002 to February 19, 2002 and February 20, 2002 to December 31, 2002, incorporated in this prospectus by reference from the Current Report on Form 8-K of Reliant Resources, Inc. dated April 16, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in method of accounting for goodwill and other intangibles in 2002 and (ii) the application of procedures relating to certain disclosures and reclassifications related to the 2000 and 2001 financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements for Orion Power Holdings, Inc. as of December 31, 2001 and for the years ended December 31, 2000 and 2001, incorporated in this prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivative financial instruments in 2001) which is incorporated by reference.

     We have been unable to obtain Arthur Andersen LLP's permission for the incorporation by reference in this prospectus of their report on the financial statements of Orion Power Holdings, Inc. Because Arthur Andersen LLP has not granted us permission to incorporate their report in this registration statement, you will not be able to recover against Arthur Andersen LLP for any untrue statements of material fact contained in our financial statements audited by Arthur Andersen LLP or for any omission to state a material fact required to be stated in those financial statements.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The registrant estimates that expenses in connection with the offerings described in this registration statement will be as follows:



SEC registration fee........................................  $283,150
Attorney's fees and expenses................................   175,000
Independent auditor's fees and expenses.....................    30,000
Printing and engraving expenses.............................    15,000
Miscellaneous expenses......................................    25,000
                                                              --------
  Total.....................................................  $528,150
                                                              ========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



     Reliant Resources, Inc. is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware General Corporation Law ("the DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.



     Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.



     Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.


     Reliant Resources, Inc.'s Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL, and Reliant Resources, Inc.'s Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law.



     All of the directors and officers of Reliant Resources, Inc. are covered by insurance policies maintained by the registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.



          INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE GUARANTORS



     The provisions of the Restated Certificate of Incorporation and By-laws of Reliant Resources, Inc. described above provide for indemnification, limitation on personal liability and the purchase of insurance on behalf of directors and officers of Reliant Resources, Inc. serving at the request of Reliant Resources, Inc. as a director or officer of, or in other specified capacities in respect of, the Guarantors. In addition, the following provisions are applicable:



DELAWARE



  CORPORATE GUARANTORS



     GuideStreet, Inc., Orion Power Holdings, Inc., Reliant Energy Broadband, Inc., Reliant Energy CapTrades Holding Corp., Reliant Energy Communications, Inc., Reliant Energy Coolwater, Inc., Reliant Energy Deer Park, Inc., Reliant Energy Development Services, Inc., Reliant Energy Ellwood, Inc., Reliant Energy Etiwanda, Inc., Reliant Energy Europe Trading & Marketing, Inc., Reliant Energy Mandalay, Inc., Reliant Energy Mid-Atlantic Development, Inc., Reliant Energy Net Ventures, Inc., Reliant Energy Northeast Generation, Inc., Reliant Energy Northeast Holdings, Inc., Reliant Energy Ormond Beach, Inc., Reliant Energy Power Generation, Inc., Reliant Energy Power Operations I, Inc., Reliant Energy Power Operations II, Inc., Reliant Energy Renewables, Inc., Reliant Energy Sabine (Delaware), Inc., Reliant Energy Sabine (Texas), Inc., Reliant Energy Services International, Inc., Reliant Energy Services, Inc., Reliant Energy Shelby Development Corp., Reliant Energy Shelby Holding Corp., Reliant Energy Solutions California, Inc., Reliant Energy Trading Exchange, Inc., Reliant Energy Ventures, Inc., Reliant Energy Wholesale Service Company, Reliant Resources International Services, Inc., ReliantEnergy.com, Inc. and Texas Star Energy Company (collectively, the "Delaware Corporate Guarantors") are organized under the laws of the state of Delaware.



     The provisions of Delaware law regarding indemnification, limitation on personal liability and insurance on behalf of directors and officers described above as applicable to Reliant Resources, Inc. also apply to each of the Delaware Corporate Guarantors.



     The bylaws of each Delaware Corporate Guarantor provide that such corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of such person's status as a director, officer, employee, agent or fiduciary of the corporation or of any other entity or enterprise which such person is or was serving at the request of the corporation to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended.

     The bylaws of each Delaware Corporate Guarantor also provide that such corporation may maintain insurance to protect itself and any director, officer, employee or agent of the corporation or any other entity or enterprise against expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under Delaware law.



     The certificate of incorporation of each Delaware Corporate Guarantor provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law.



  LLC GUARANTORS



     Reeves County Land Associates, LLC, Reliant Energy Arrow Canyon, LLC, Reliant Energy Atlantic, LLC, Reliant Energy Aurora Development, LLC, Reliant Energy Aurora Holding, LLC, Reliant Energy Bighorn, LLC, Reliant Energy California Holdings, LLC, Reliant Energy Construction, LLC, Reliant Energy Customer Care Services, LLC, Reliant Energy Corporate Services, LLC, Reliant Energy Desert Basin, LLC, Reliant Energy Electric Solutions, LLC, Reliant Energy Erie West, LLC, Reliant Energy Florida Holdings, LLC, Reliant Energy Funding, LLC, Reliant Energy Gas Storage, LLC, Reliant Energy Gilbert, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Indian River, LLC, Reliant Energy Key/Con Fuels, LLC, Reliant Energy New Smyrna Beach, LLC, Reliant Energy Osceola, LLC, Reliant Energy Partsco, LLC, Reliant Energy Portland, LLC, Reliant Energy Renewables Atascocita GP, LLC, Reliant Energy Renewables Baytown GP, LLC, Reliant Energy Renewables Blue Bonnet GP, LLC, Reliant Energy Renewables Coastal Plains GP, LLC, Reliant Energy Renewables Conroe GP, LLC, Reliant Energy Renewables Fort Worth GP, LLC, Reliant Energy Renewables Holdings II, LLC, Reliant Energy Renewables Security GP, LLC, Reliant Energy Retail Holdings, LLC, Reliant Energy Retail Services, LLC, Reliant Energy Services Desert Basin, LLC, Reliant Energy Services Mid-Stream, LLC, Reliant Energy Services New Mexico, LLC, Reliant Energy Seward, LLC, Reliant Energy Signal Peak, LLC, Reliant Energy Solutions, LLC, Reliant Energy Solutions East, LLC, Reliant Energy Solutions Holdings, LLC, Reliant Energy Solutions West, LLC, Reliant Energy Titus, LLC, Reliant Energy Winter Haven, LLC and StarEn Power, LLC (collectively, the "Delaware LLC Guarantors") are organized under the laws of the state of Delaware.



     Section 18-108 of the Delaware Limited Liability Company Act (the "Delaware LCC Act") provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any manager or member or other person from and against any and all claims and demands whatsoever.



     Section 18-303 of the Delaware LLC Act provides generally that the debts, obligations and liabilities of a limited liability company shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the company, unless such member or manager agrees under a limited liability company agreement or other agreement to be personally liable for any or all of the debts, obligations and liabilities of the company.



     The limited liability company agreement for each of Reliant Energy Atlantic, LLC, Reliant Energy Erie West, LLC, Reliant Energy Gilbert, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Portland, LLC, Reliant Energy Seward, LLC and Reliant Energy Titus, LLC, each of which is a member-managed limited liability company, provides that the member and each person who is or has agreed to become a director or officer of the company, or each such person who serves or has agreed to serve at the request of the company as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be indemnified by the company to the full extent permitted by the Delaware LLC Act or any other applicable laws as now or hereafter in effect. The limited liability company agreement for each of these companies also provides that the member shall have no liability for obligations or liabilities of the company unless such obligations or liabilities are expressly assumed by the member in writing.



     The limited liability company agreement for each Delaware LLC Guarantor that is not named specifically in the preceding paragraph, each of which is a manager-managed limited liability company, provides that any person (which, for purposes of this paragraph, includes individuals and entities) who is or was a member, manager or officer of the company, or any person who, while a member, manager, officer, employee or agent of the company, is or was serving at the request of the company as a director, member, manager, officer, partner employee, agent or similar functionary of another entity, shall be entitled to indemnification to the fullest extent permitted by Delaware law or any successor statutory provisions, as amended. Without limiting the foregoing, the company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a member, manager or officer of the company, or is or was serving at the request of the company as a director, member, manager, officer, employee or agent of another entity, against expenses (including attorney's fees), judgments, fines and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that in a derivative suit brought by or on behalf of the company, no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the company unless the court in which such suit was brought determines that such person is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper. The limited liability company agreement for each of these companies also provides that the personal liability of members shall be limited to the amount of their respective capital contributions, except to the extent that any liability results from an unauthorized act of such member, and that each member's liability shall also be limited as set forth in the Delaware LLC Act and other applicable law. In addition, managers shall not be personally liable to the company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Delaware law as a result of the willful or grossly negligent act or omission of the manager. To the extent that Delaware law is amended to authorize action further eliminating or limiting the personal liability of managers, then, in addition to the above, the liability of a manager shall be limited to the fullest extent permitted by the amended laws of Delaware. Regarding insurance, the limited liability company agreement also provides that the company may maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company, or is or was serving at the request of the company as a member, manager, director, officer, employee or agent of an entity against any liability assert against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the company would have the power or the obligation to indemnify such person under the indemnification provisions of the limited liability company agreement.



  LP GUARANTORS



     Reliant Energy Aurora I, LP, Reliant Energy Aurora II, LP, Reliant Energy Aurora, LP, Reliant Energy Renewables Atascocita, LP, Reliant Energy Renewables Baytown, LP, Reliant Energy Renewables Blue Bonnet, LP, Reliant Energy Renewables Coastal Plains, LP, Reliant Energy Renewables Conroe, LP, Reliant Energy Renewables Fort Worth, LP, Reliant Energy Renewables Security, LP, Reliant Energy Shelby County II, LP, Reliant Energy Shelby County, LP, Reliant Energy Shelby I, LP and Reliant Energy Shelby II, LP (collectively, the "Delaware LP Guarantors") are organized under the laws of the state of Delaware.



     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.



     There are no provisions for the indemnification of any partners or other persons in either the certificate of limited partnership or the agreement of limited partnership for any of the Delaware LP Guarantors.

MISSISSIPPI



     Reliant Energy Choctaw County, LLC is organized under the laws of the state of Mississippi. Section 79-29-110 of the Mississippi Limited Liability Companies Act (the "Mississippi LLC Act") generally provides that a limited liability company may indemnify any member, manager or other person for acts taken in good faith and upon reasonable belief that conduct in such person's official capacity with the company was taken in the best interests of the company. Where the conduct did not involve actions in an official capacity, the member, manager or other person must only have acted in good faith and upon reasonable belief that such person's actions were not opposed to the best interests of the company. However, a company may not indemnify a member or manager when such person has been adjudged liable to the company, or in any other proceeding where such person was adjudged liable based on receiving an improper personal benefit. Unless otherwise provided for in the certificate of formation or the limited liability company agreement, a company must indemnify a member, manager or other person who was wholly successful on the merits, or otherwise in the defense of any proceeding to which he was a party based on his status as a member, manager or agent of the company. Additionally, the company may purchase insurance for members and managers against liability asserted against them in their official capacity whether or not the company could indemnify them under the Mississippi LLC Act.



     Section 79-29-305 of the Mississippi LLC Act provides that unless a member of a limited liability company agrees to be personally liable for obligations of the company, such member is not liable for the debts, obligations or liabilities of the company, or for any acts of other members of the company. Section 79-29-403 of the Mississippi LLC Act states that the certificate of formation or limited liability company agreement may provide for the elimination of liability for actions taken by members or managers except liability for improper personal financial benefit, an intentional infliction of harm on the company or its members, an intentional violation of criminal law or a violation of the Mississippi LLC Act's provisions for wrongful distributions.



     The limited liability company agreement for Reliant Energy Choctaw County, LLC provides that any person (which, for purposes of this paragraph, includes individuals and entities) who is or was a member, manager or officer of the company, or any person who, while a member, manager, officer, employee or agent of the company, is or was serving at the request of the company as a director, member, manager, officer, partner, employee, agent or similar functionary of an entity, shall be entitled to indemnification to the fullest extent permitted by Mississippi law or any successor statutory provisions, as amended. Without limiting the foregoing, the company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a member, manager or officer of the company, or is or was serving at the request of the company as a director, member, manager, officer, employee or agent of an entity, against expenses (including attorney's fees), judgments, fines and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that in a derivative suit brought by or on behalf of the company, no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the company unless the court in which such suit was brought determines that such person is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper.



     The limited liability company agreement also provides that the personal liability of members shall be limited to the amount of their respective capital contributions, except to the extent that any liability results from an unauthorized act of such member, and that each member's liability shall also be limited as set forth in the Mississippi LLC Act and other applicable law. In addition, managers shall not be personally liable to the company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Mississippi law as a result of the willful or grossly negligent act or omission of the manager. To the extent that Mississippi law is amended to authorize action further eliminating or limiting the personal liability of managers, then, in addition to the above, the liability of a manager shall be limited to the fullest extent permitted by the amended laws of Mississippi. Regarding insurance, the limited liability company agreement also provides that the company may maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company, or is or was serving at the request of the company as a member, manager, director, officer, employee or agent of an entity against any liability assert against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the company would have the power or the obligation to indemnify such person under the indemnification provisions of the limited liability company agreement.



NEVADA



     Reliant Energy Equipment Company, LLC is organized under the laws of the state of Nevada. Section 86.411 of the Nevada Limited-Liability Company Act (the "Nevada LLC Act") generally provides that a person sued as a manager, member, employee or agent of a limited liability company, or was serving at the request of the company as manager, member, employee or agent of another enterprise, may be indemnified by the company for expenses, including attorneys' fees, if in the case of other than derivative suits, such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the company (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful). In the case of a derivative suit, Section 86.421 of the Nevada LLC Act provides that such person may be indemnified by the company for expenses, including attorneys' fees, if such person acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which such a person has been adjudged to be liable to the company, unless it is determined that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 86.431 of the Nevada LLC Act provides that indemnification is mandatory in the case of a manager, member, employee or agent who is successful on the merits in defense of a suit against such person. Additionally, Section 86.461 provides that a limited liability company may purchase insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company for any liability asserted against him and liability and expenses incurred by him in his official capacity, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.



     Section 86.371 of the Nevada LLC Act generally provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of the company is individually liable for the debts or liabilities of the company.



     The limited liability company agreement for Reliant Energy Equipment Company, LLC provides that any person (which, for purposes of this paragraph, includes individuals and entities) who is or was a member, manager or officer of the company, or any person who, while a member, manager, officer, employee or agent of the company, is or was serving at the request of the company as a director, member, manager, officer, partner, employee, agent or similar functionary of an entity, shall be entitled to indemnification to the fullest extent permitted by Nevada law or any successor statutory provisions, as amended. Without limiting the foregoing, the company may indemnify any person, if such person is entitled to indemnification pursuant to the foregoing, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that such person is or was a member, manager or officer of the company, or is or was serving at the request of the company as a director, member, manager, officer, employee or agent of an entity, against expenses (including attorney's fees), judgments, fines and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that in a derivative suit brought by or on behalf of the company, no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the company unless the court in which such suit was brought determines that such person is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper.



     The limited liability company agreement also provides that the personal liability of members shall be limited to the amount of their respective capital contributions, except to the extent that any liability results from an unauthorized act of such member, and that each member's liability shall also be limited as set forth in the Nevada LLC Act and other applicable law. In addition, managers shall not be personally liable to the company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Nevada law as a result of the willful or grossly negligent act or omission of the manager. To the extent that Nevada law is amended to authorize action further eliminating or limiting the personal liability of managers, then, in addition to the above, the liability of a manager shall be limited to the fullest extent permitted by the amended laws of Nevada. Regarding insurance, the limited liability company agreement also provides that the company may maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company, or is or was serving at the request of the company as a member, manager, director, officer, employee or agent of an entity against any liability assert against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the company would have the power or the obligation to indemnify such person under the indemnification provisions of the limited liability company agreement.



TEXAS



     Insync Internet Services, Incorporated is organized under the laws of Texas. Article 2.02-1 of the Texas Business Corporation Act provides generally that a person sued as a director, officer, employee or agent of a corporation, or while serving at the request of the corporation as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the corporation against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). Indemnification of a person found liable to the corporation or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.



     Article 2.02-1 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of another entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.



     Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may limit or eliminate the directors' liability for monetary damages to the corporation or its shareholders for an act or omission in the director's capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

     The articles of incorporation of Insync Internet Services, Incorporated provide that each director, stockholder and officer shall, in the absence of fraud, be indemnified, whether then in office or not, for the reasonable cost and expenses incurred by him in connection with the defense of, or for advice concerning any claim asserted or proceeding brought against him by reason of his being or having been a director, stockholder or officer of the corporation or of any subsidiary of the corporation, to the maximum extent permitted by law. The bylaws of Insync Internet Services, Incorporated provide that each person who is or was serving as a director, officer, employee or agent of the corporation, or any person who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, agent or similar functionary of another entity or enterprise shall be entitled to indemnification as and to the fullest extent permitted by
Article 2.02-1 of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended.



     The bylaws of Insync Internet Services, Incorporated also provide that the corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of another enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under the bylaws or the Texas Business Corporation Act.



     The certificate of incorporation of Insync Internet Services, Incorporated provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided by Texas law.



     Any of the agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this registration statement will agree to indemnify the registrants' directors and their officers who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the registrant by or on behalf of any such indemnifying party.


     See "Item 17. Undertakings" for a description of the SEC's position regarding such indemnification provisions.

ITEM 16.  EXHIBITS.


     See Index to Exhibits on page II-50.


ITEM 17.  UNDERTAKINGS.


     (a) The undersigned registrants hereby undertake:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Reliant Resources, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



     (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.



     (e) The undersigned registrants hereby undertake that:



          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.


          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.


                                          RELIANT RESOURCES, INC.
                                            (Registrant)


                                          By:       /s/ JOEL V. STAFF

                                            ------------------------------------
                                              Name: Joel V. Staff
                                              Title: Chairman and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----

          /s/ JOEL V. STAFF               Chairman and Chief Executive     December 10, 2003
--------------------------------------    Officer (Principal Executive
            Joel V. Staff                           Officer)


                  *                         Executive Vice President       December 10, 2003
--------------------------------------     and Chief Financial Officer
            Mark M. Jacobs                (Principal Financial Officer)


                  *                       Vice President and Controller    December 10, 2003
--------------------------------------   (Principal Accounting Officer)
         Thomas C. Livengood


                  *                                 Director               December 10, 2003
--------------------------------------
          E. William Barnett


                  *                                 Director               December 10, 2003
--------------------------------------
          Donald J. Breeding


                  *                                 Director               December 10, 2003
--------------------------------------
            Laree E. Perez


                  *                                 Director               December 10, 2003
--------------------------------------
         William L. Transier


 *By:         /s/ JOEL V. STAFF                                            December 10, 2003
        ------------------------------
               Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY CORPORATE SERVICES, LLC


                                          RELIANT ENERGY FUNDING, LLC


                                          RELIANT ENERGY RETAIL HOLDINGS, LLC



                                          By: RELIANT RESOURCES, INC.,


                                              In each case, its sole member



                                              By:    /s/ JOEL V. STAFF

                                              ----------------------------------

                                                  Name: Joel V. Staff


                                                  Title:   Chairman and Chief
                                                           Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ JOEL V. STAFF                     Chairman and Chief Executive     December 10, 2003
 ------------------------------------------------     Officer (Principal Executive
                  Joel V. Staff                                 Officer)


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                E. William Barnett


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                Donald J. Breeding


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                  Laree E. Perez


                        *                                       Director               December 10, 2003
 ------------------------------------------------
               William L. Transier


 *By:               /s/ JOEL V. STAFF
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                        RELIANT ENERGY CUSTOMER CARE SERVICES,
                                        LLC


                                        RELIANT ENERGY ELECTRIC SOLUTIONS, LLC


                                        RELIANT ENERGY RETAIL SERVICES, LLC


                                        RELIANT ENERGY SOLUTIONS, LLC


                                        RELIANT ENERGY SOLUTIONS HOLDINGS, LLC


                                        STAREN POWER, LLC



                                        By: RELIANT ENERGY RETAIL HOLDINGS, LLC,


                                            In each case, its sole member



                                        By: RELIANT RESOURCES, INC.,


                                            its sole member



                                            By:     /s/ JOEL V. STAFF

                                             -----------------------------------

                                                Name: Joel V. Staff


                                                Title:   Chairman and Chief
                                                         Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ JOEL V. STAFF                     Chairman and Chief Executive     December 10, 2003
 ------------------------------------------------     Officer (Principal Executive
                  Joel V. Staff                                 Officer)


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                E. William Barnett


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                Donald J. Breeding


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                  Laree E. Perez


                        *                                       Director               December 10, 2003
 ------------------------------------------------
               William L. Transier


 *By:               /s/ JOEL V. STAFF
        ------------------------------------------
                     Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY SOLUTIONS EAST, LLC


                                          RELIANT ENERGY SOLUTIONS WEST, LLC



                                          By: RELIANT ENERGY SOLUTIONS HOLDINGS,
                                              LLC,


                                              In each case, its sole member



                                          By: RELIANT ENERGY RETAIL HOLDING
                                              HOLDINGS, LLC.


                                              its sole member



                                          By: RELIANT RESOURCES, INC.,


                                              its sole member



                                              By:    /s/ JOEL V. STAFF

                                              ----------------------------------

                                                  Name: Joel V. Staff


                                                  Title:   Chairman and Chief
                                                           Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ JOEL V. STAFF                     Chairman and Chief Executive     December 10, 2003
 ------------------------------------------------     Officer (Principal Executive
                  Joel V. Staff                                 Officer)


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                E. William Barnett


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                Donald J. Breeding

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                  Laree E. Perez


                        *                                       Director               December 10, 2003
 ------------------------------------------------
               William L. Transier


 *By:               /s/ JOEL V. STAFF
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANTENERGY.COM, INC.


                                          GUIDESTREET, INC.



                                          By:       /s/ BRIAN LANDRUM

                                            ------------------------------------

                                              Name: Brian Landrum


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ BRIAN LANDRUM                       President, Sole Director       December 10, 2003
 ------------------------------------------------
                  Brian Landrum


                        *                                   Sr. V.P. Finance           December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                   V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


 *By:               /s/ BRIAN LANDRUM
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY COOLWATER, INC.


                                          RELIANT ENERGY ELLWOOD, INC.


                                          RELIANT ENERGY ETIWANDA, INC.


                                          RELIANT ENERGY MANDALAY, INC.


                                          RELIANT ENERGY ORMOND BEACH, INC.



                                          By:       /s/ DANIEL HANNON

                                            ------------------------------------

                                              Name: Daniel Hannon


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ DANIEL HANNON                          President, Director         December 10, 2003
 ------------------------------------------------
                  Daniel Hannon


                        *                                   Sr. V.P. Finance           December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                    V.P., Treasurer           December 10, 2003
 ------------------------------------------------
              William S. Waller, Jr.


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                  Matthew Greek


 *By:               /s/ DANIEL HANNON
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                       RELIANT ENERGY DEVELOPMENT SERVICES, INC.


                                       RELIANT ENERGY MID-ATLANTIC DEVELOPMENT,
                                       INC.


                                       RELIANT ENERGY NORTHEAST GENERATION, INC.


                                       RELIANT ENERGY NORTHEAST HOLDINGS, INC.


                                       RELIANT ENERGY POWER GENERATION, INC.


                                       RELIANT ENERGY POWER OPERATIONS I, INC.


                                       RELIANT ENERGY POWER OPERATIONS II, INC.


                                       RELIANT ENERGY SHELBY DEVELOPMENT CORP.


                                       RELIANT ENERGY SHELBY HOLDING CORP.


                                       RELIANT ENERGY WHOLESALE SERVICE COMPANY



                                       By:       /s/ ROBERT W. HARVEY

                                         ---------------------------------------

                                           Name: Robert W. Harvey


                                           Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey


                        *                                   Sr. V.P. Finance           December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                    V.P., Treasurer           December 10, 2003
 ------------------------------------------------
              William S. Waller, Jr.


 *By:              /s/ ROBERT W. HARVEY
        ------------------------------------------
                     Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, the State of Delaware, on December 10, 2003.



                                          RELIANT ENERGY CAPTRADES HOLDING CORP.


                                          RELIANT ENERGY SABINE (DELAWARE), INC.



                                          By:    /s/ PATRICIA F. GENZEL

                                            ------------------------------------

                                              Name: Patricia F. Genzel


                                              Title:   President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

              /s/ PATRICIA F. GENZEL                    President, Secretary and       December 10, 2003
 ------------------------------------------------               Director
                Patricia F. Genzel


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                  Connie Calfee


                        *                                       Director               December 10, 2003
 ------------------------------------------------
                    Jim Tipton


 *By:             /s/ PATRICIA F. GENZEL
        ------------------------------------------
                     Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY DEER PARK, INC.



                                          By:     /s/ CARLA J. MITCHAM

                                            ------------------------------------

                                              Name: Carla J. Mitcham


                                              Title:   Sr. Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ CARLA J. MITCHAM                        Sr. Vice President          December 10, 2003
 ------------------------------------------------
                 Carla J. Mitcham


                        *                                     Sole Director            December 10, 2003
 ------------------------------------------------
                 W. Fred McGuire


 *By:              /s/ CARLA J. MITCHAM
        ------------------------------------------
                     Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY NET VENTURES, INC.



                                          By:       /s/ JOEL V. STAFF

                                            ------------------------------------

                                              Name: Joel V. Staff


                                              Title:   Chairman



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ JOEL V. STAFF                        Chairman, Sole Director       December 10, 2003
 ------------------------------------------------
                  Joel V. Staff


                        *                                   Sr. V.P., Finance          December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                   V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


 *By:               /s/ JOEL V. STAFF
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                        RELIANT RESOURCES INTERNATIONAL
                                        SERVICES, INC.



                                        By:       /s/ JERRY J. LANGDON

                                           -------------------------------------

                                            Name: Jerry J. Langdon


                                            Title:   President



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry J. Langdon his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ JERRY J. LANGDON                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Jerry J. Langdon


               /s/ REX T. CLEVENGER                         Sr. V.P., Finance          December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ KENNETH BICKETT                          V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Kenneth Bickett

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          INSYNC INTERNET SERVICES, INCORPORATED


                                          RELIANT ENERGY COMMUNICATIONS, INC.



                                          By:       /s/ JAMES B. ROBB

                                            ------------------------------------

                                              Name: James B. Robb


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ JAMES B. ROBB                               President              December 10, 2003
 ------------------------------------------------
                  James B. Robb


                        *                                   Sr. V.P., Finance          December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                   V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


                        *                                     Sole Director            December 10, 2003
 ------------------------------------------------
                  Daniel Hannon


 *By:               /s/ JAMES B. ROBB
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY VENTURES, INC.



                                          By:       /s/ DANIEL HANNON

                                            ------------------------------------

                                              Name: Daniel Hannon


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                /s/ DANIEL HANNON                       President, Sole Director       December 10, 2003
 ------------------------------------------------
                  Daniel Hannon


                        *                                   Sr. V.P., Finance          December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                   V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


 *By:               /s/ DANIEL HANNON
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY SABINE (TEXAS), INC.


                                          RELIANT ENERGY SERVICES INTERNATIONAL,
                                          INC.


                                          RELIANT ENERGY SERVICES, INC.


                                          RELIANT ENERGY TRADING EXCHANGE, INC.



                                          By:     /s/ ROBERT W. HARVEY

                                            ------------------------------------

                                              Name: Robert W. Harvey


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey


                        *                                   Sr. V.P., Finance          December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                      Controller              December 10, 2003
 ------------------------------------------------
                 Kenneth Bickett


 *By:              /s/ ROBERT W. HARVEY
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY BROADBAND, INC.



                                          By:     /s/ ROBERT W. HARVEY

                                            ------------------------------------

                                              Name: Robert W. Harvey


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey


                        *                                   Sr. V.P. Finance           December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                   V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


 *By:              /s/ ROBERT W. HARVEY
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY SOLUTIONS CALIFORNIA,
                                          INC.



                                          By:      /s/ JAMES A. AJELLO

                                            ------------------------------------

                                              Name: James A. Ajello


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ JAMES A. AJELLO                              President              December 10, 2003
 ------------------------------------------------
                 James A. Ajello


                        *                                    V.P., Treasurer           December 10, 2003
 ------------------------------------------------
              William S. Waller, Jr.


                        *                                      Controller              December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


                        *                                     Sole Director            December 10, 2003
 ------------------------------------------------
                  Robert Harvey


 *By:              /s/ JAMES A. AJELLO
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          TEXAS STAR ENERGY COMPANY



                                          By:     /s/ ROBERT W. HARVEY

                                            ------------------------------------

                                              Name: Robert W. Harvey


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey


                        *                                    V.P., Treasurer           December 10, 2003
 ------------------------------------------------
              William S. Waller, Jr.


                        *                                   V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


 *By:              /s/ ROBERT W. HARVEY
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES, INC.



                                          By:     /s/ CARLA J. MITCHAM

                                            ------------------------------------

                                              Name: Carla J. Mitcham


                                              Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ CARLA J. MITCHAM                             President              December 10, 2003
 ------------------------------------------------
                 Carla J. Mitcham


                        *                                   Sr. V.P., Finance          December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


                        *                                   V.P., Controller           December 10, 2003
 ------------------------------------------------
                 Brenda K. Bayer


                        *                                     Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey


 *By:              /s/ CARLA J. MITCHAM
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY EUROPE TRADING &
                                          MARKETING, INC.



                                          By:       /s/ JOHN R. BEAR

                                            ------------------------------------

                                              Name: John R. Bear


                                              Title:   President and Chief
                                                       Operating Officer



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                 /s/ JOHN R. BEAR                     President and Chief Operating    December 10, 2003
 ------------------------------------------------                Officer
                   John R. Bear


                        *                                       Treasurer              December 10, 2003
 ------------------------------------------------
              William S. Waller, Jr.


                        *                                     Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey


 *By:                /s/ JOHN R. BEAR
        ------------------------------------------
                     Attorney-in-fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY ATLANTIC, LLC


                                          RELIANT ENERGY ERIE WEST, LLC


                                          RELIANT ENERGY GILBERT, LLC


                                          RELIANT ENERGY HUNTERSTOWN, LLC


                                          RELIANT ENERGY PORTLAND, LLC


                                          RELIANT ENERGY SEWARD, LLC


                                          RELIANT ENERGY TITUS, LLC



                                          By: RELIANT ENERGY MID-ATLANTIC
                                              DEVELOPMENT, INC.,


                                              In each case, its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY GAS STORAGE, LLC


                                          RELIANT ENERGY SERVICES DESERT BASIN,
                                          LLC


                                          RELIANT ENERGY SERVICES NEW MEXICO,
                                          LLC


                                          RELIANT ENERGY SERVICES MID-STREAM,
                                          LLC



                                          By: RELIANT ENERGY SERVICES, INC.,


                                              In each case, its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY KEY/CON FUELS, LLC



                                          By: RELIANT ENERGY NORTHEAST
                                              GENERATION, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                   RELIANT ENERGY RENEWABLES ATASCOCITA GP, LLC


                                   RELIANT ENERGY RENEWABLES BAYTOWN GP, LLC


                                   RELIANT ENERGY RENEWABLES BLUE BONNETT GP,
                                   LLC


                                   RELIANT ENERGY RENEWABLES COASTAL PLAINS GP,
                                   LLC


                                   RELIANT ENERGY RENEWABLES CONROE GP, LLC


                                   RELIANT ENERGY RENEWABLES FORT WORTH GP, LLC


                                   RELIANT ENERGY RENEWABLES HOLDINGS II, LLC


                                   RELIANT ENERGY RENEWABLES SECURITY GP, LLC



                                   By: RELIANT ENERGY RENEWABLES, INC.,


                                       In each case, its sole member



                                       By:       /s/ ROBERT W. HARVEY

                                         ---------------------------------------

                                           Name: Robert W. Harvey


                                           Title:   President, Sole Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES ATASCOCITA,
                                          LP



                                          By: RELIANT ENERGY RENEWABLES
                                              ATASCOCITA GP, LLC


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES BAYTOWN, LP



                                          By: RELIANT ENERGY RENEWABLES BAYTOWN
                                              GP, LLC


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES BLUE
                                          BONNETT, LP



                                          By: RELIANT ENERGY RENEWABLES BLUE
                                              BONNETT GP, LLC,


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES COASTAL
                                          PLAINS, LP



                                          By: RELIANT ENERGY RENEWABLES COASTAL
                                              PLAINS GP, LLC


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES CONROE, LP



                                          By: RELIANT ENERGY RENEWABLES CONROE
                                              GP, LLC


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES CONROE, LP



                                          By: RELIANT ENERGY RENEWABLES CONROE
                                              GP, LLC


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES FORT WORTH,
                                          LP



                                          By: RELIANT ENERGY RENEWABLES FORT
                                              WORTH GP, LLC


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY RENEWABLES SECURITY, LP



                                          By: RELIANT ENERGY RENEWABLES SECURITY
                                              GP, LLC


                                              its General Partner



                                          By: RELIANT ENERGY RENEWABLES, INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY AURORA, LP



                                          By: RELIANT ENERGY AURORA I, LP


                                              its General Partner



                                          By: RELIANT ENERGY AURORA DEVELOPMENT,
                                              LLC


                                              its General Partner



                                          By: RELIANT ENERGY AURORA HOLDING, LLC


                                              its sole member



                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY SHELBY COUNTY, LP


                                          RELIANT ENERGY SHELBY COUNTY II, LP



                                          By: RELIANT ENERGY SHELBY I, LP


                                              In each case, its General Partner



                                          By: RELIANT ENERGY SHELBY DEVELOPMENT
                                              CORP.


                                              its General Partner



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY SHELBY I, LP


                                          RELIANT ENERGY SHELBY II, LP



                                          By: RELIANT ENERGY SHELBY DEVELOPMENT
                                              CORP.,


                                              In each case, its General Partner



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                           Sole Director            December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          REEVES COUNTY LAND ASSOCIATES, LLC


                                          RELIANT ENERGY ARROW CANYON, LLC


                                          RELIANT ENERGY AURORA HOLDING, LLC


                                          RELIANT ENERGY BIGHORN, LLC


                                          RELIANT ENERGY CALIFORNIA HOLDINGS,
                                          LLC


                                          RELIANT ENERGY CHOCTAW COUNTY, LLC


                                          RELIANT ENERGY CONSTRUCTION, LLC


                                          RELIANT ENERGY DESERT BASIN, LLC


                                          RELIANT ENERGY EQUIPMENT COMPANY, LLC


                                          RELIANT ENERGY FLORIDA HOLDINGS, LLC


                                          RELIANT ENERGY PARTSCO, LLC


                                          RELIANT ENERGY SIGNAL PEAK, LLC



                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.,


                                              In each case, its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY AURORA DEVELOPMENT, LLC



                                          By: RELIANT ENERGY AURORA HOLDING, LLC


                                              its sole member



                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY INDIAN RIVER, LLC


                                          RELIANT ENERGY NEW SMYRNA BEACH, LLC


                                          RELIANT ENERGY OSCEOLA, LLC


                                          RELIANT ENERGY WINTER HAVEN, LLC



                                          By: RELIANT ENERGY FLORIDA HOLDINGS,
                                              LLC,


                                              In each case, its sole member



                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          RELIANT ENERGY AURORA I, LP


                                          RELIANT ENERGY AURORA II, LP



                                          By: RELIANT ENERGY AURORA DEVELOPMENT,
                                              LLC


                                              each of its General Partner



                                          By: RELIANT ENERGY AURORA HOLDING, LLC


                                              its sole member



                                          By: RELIANT ENERGY POWER GENERATION,
                                              INC.


                                              its sole member



                                              By:  /s/ ROBERT W. HARVEY

                                              ----------------------------------

                                                  Name: Robert W. Harvey


                                                  Title:   President, Sole
                                                           Director



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                     President, Sole Director       December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant listed below has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 10, 2003.



                                          ORION POWER HOLDINGS INC.



                                          By:     /s/ ROBERT W. HARVEY

                                            ------------------------------------

                                              Name: Robert W. Harvey


                                              Title:   President



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of Orlando Figueroa and Michael
L. Jines, whose respective signatures appear below, constitutes and appoints Robert W. Harvey his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ ROBERT W. HARVEY                        President, Chairman         December 10, 2003
 ------------------------------------------------
                 Robert W. Harvey


                        *                                    V.P., Treasurer           December 10, 2003
 ------------------------------------------------
              William S. Waller, Jr.


                        *                                   Sr. V.P., Finance          December 10, 2003
 ------------------------------------------------
                 Rex T. Clevenger


               /s/ ORLANDO FIGUEROA                             Director               December 10, 2003
 ------------------------------------------------
                 Orlando Figueroa


               /s/ MICHAEL L. JINES                             Director               December 10, 2003
 ------------------------------------------------
                 Michael L. Jines


 *By:              /s/ ROBERT W. HARVEY
        ------------------------------------------
                     Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                 REPORT OR          SEC FILE OR
EXHIBIT                                                        REGISTRATION         REGISTRATION    EXHIBIT
NUMBER                 DOCUMENT DESCRIPTION                      STATEMENT             NUMBER      REFERENCE
-------                --------------------                    ------------         ------------   ---------
 **1      Form of Underwriting Agreement
   4.1    Restated Certificate of Incorporation           Registration Statement      333-48038       3.1
                                                          on Form S-1
   4.2    Amended and Restated Bylaws                     Quarterly Report on           1-16455         3
                                                          Form 10-Q for the
                                                          Quarterly Period Ended
                                                          March 31, 2001
   4.3    Specimen Stock Certificate                      Registration Statement      333-48038       4.1
                                                          on Form S-1, dated
                                                          October 16, 2000
   4.4    Rights Agreement, effective as of January 15,   Amendment No. 4 to          333-48038       4.2
          2001, between Reliant Resources, Inc. and The   Registration Statement
          Chase Manhattan Bank, as Rights Agent,          on Form S-1, dated
          including a form of Rights Certificate          January 18, 2001
  *4.5    Form of Senior Indenture
  *4.6    Form of Subordinated Indenture
  *4.7    Form of Senior Debt Security (included in
          Exhibit 4.5)
  *4.8    Form of Subordinated Debt Security (included
          in Exhibit 4.6)
 **4.11   Form of Warrants
  *5.1    Opinion of Skadden, Arps, Slate, Meagher &
          Flom LLP, as to the legality of the securities
          being registered.
  *5.2    Opinion of Paul Castanon, Vice President and
          Associate General Counsel to Reliant
          Resources, Inc., as to the legality of the
          securities being registered
 *12      Ratio of Earnings to Fixed Charges
 *23.1    Consent of Deloitte & Touche LLP
 *23.2    Consent of Skadden, Arps, Slate, Meagher &
          Flom LLP (included in Exhibit 5.1)
 *23.3    Consent of Paul Castanon (included in Exhibit
          5.2)
  24.1    Powers of Attorney                              Registration Statement     333-107296        24
                                                          on Form S-3, dated July
                                                          24, 2003
 *24.2    Power of Attorney of Clevenger, Bickett,
          Figueroa and Jines, (included on pages II-21
          and II-49 of this Pre-Effective Amendment No.
          1 to the Registration Statement)
  25.1    Form T-1 Statement of Eligibility of Debenture  Registration Statement     333-107296      25.1
          Trustee and Qualification under the Trust       on Form S-3, dated July
          Indenture Act of 1939, under the Senior         24, 2003
          Secured Indenture, Senior Unsecured Indenture
          and Subordinated Indenture


---------------

 * Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.